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                                                                   EXHIBIT 3.1

                          ARTICLES OF INCORPORATION

                                      OF

                           PNG ACQUISITION COMPANY


         The undersigned, for the purpose of forming a business corporation under the laws of the State of North Carolina, does hereby make and acknowledge these Articles of Incorporation.

ARTICLE 1: The name of the Corporation is "PNG ACQUISITION COMPANY".

ARTICLE 2: The purposes for which the Corporation are organized are: (1) to transport, store, buy, manufacture, produce or in any manner acquire, sell, exchange, deliver, distribute, dispose of, trade and deal in natural or manufactured gas or a mixture of both or their by-products and residual products; to construct, build, purchase, lease, equip or otherwise acquire and to hold, own operate, improve, develop, manage and maintain pipe lines or systems of pipe lines for the transmission of natural gas; to purchase, build, construct, develop, improve, acquire, own, hold, lease, operate, manage and maintain works or facilities for the manufacture, production, accumulation and distribution of natural or manufactured gas or a mixture of both or their by-products and residual products, together with all such buildings, pipe lines, mains, machinery, including compressor units and compressor stations, apparatus, appliances, facilities, rights of way, easements, rights, privileges, and all such real and personal property as may be necessary, useful or convenient to the production, acquisition, storage and distribution of the aforesaid products; and (2) to engage in any other lawful act or business for which a corporation may be organized under Chapter 55 of the General Statutes of North Carolina, as amended from time to time.

ARTICLE 3: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is fifty million one hundred seventy-five thousand (50,175,000), fifty million (50,000,000) of which shall be common stock, without par value, and one hundred seventy-five thousand (175,000) of which shall be preferred stock, also without par value. The shares of common stock shall have unlimited voting rights and, after satisfaction of claims, if any, of the holders of shares of preferred stock, shall be entitled to receive pro rata the net assets of the Corporation upon distribution. The Board of Directors of the Corporation shall have full power and authority to establish one or more series within the class of preferred stock, to define the designations, preferences, limitations and relative rights (including conversion rights) of shares within such class and to determine all variations between series.

ARTICLE 4: The name of the initial registered agent is: Martin C. Ruegsegger. The street address and county of the initial registered office of the Corporation is: 1915 Rexford Road, Charlotte, Mecklenburg County, North Carolina. The mailing address is: P.O. Box 33068, Charlotte, North Carolina 28233.

ARTICLE 5: The duration of the Corporation is to be perpetual.

ARTICLE 6: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors (exclusive of directors, if any, elected
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by the holders of one or more classes of preferred stock, voting as a class pursuant to provisions as may be determined by the Board of Directors) which shall constitute the entire Board of Directors of the Corporation shall be the number from time to time fixed by or in accordance with the By-Laws of the Corporation (which number shall not be less than nine), and such number of directors so fixed may be changed only by the affirmative vote of (i) at least eighty per cent of the outstanding shares entitled to vote in the election of the directors or (ii) a majority of the entire Board of Directors.

         The directors of the Corporation shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. In the event of an increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified that all classes of directors remain or become as nearly equal in number as may be.

         Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, newly-created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of the directors then in office is less than a quorum, such newly-created directorships and any then existing vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least eighty per cent of the outstanding shares entitled to vote in the election of directors.

         Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least eighty per cent of the outstanding shares entitled to vote in the election of directors shall be required for the shareholders of the Corporation to amend, repeal or adopt any By-Law of the Corporation or to adopt any amendment to these Articles of Incorporation inconsistent with the By-Laws of the Corporation.

         Notwithstanding any other provisions of law, these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least eighty per cent of the outstanding shares entitled to vote in the election of directors shall be required to amend, alter, change or repeal this Article 6 or to adopt any provision inconsistent with this Article 6.




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         A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least eighty per cent of the outstanding shares entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

ARTICLE 7: The vote of shareholders of the Corporation required to approve any Business Combination (as hereinafter defined) shall be as set forth in this
Article 7.

         (a) In addition to any affirmative vote required by law, these Articles of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section (b) of this Article 7, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than sixty-six and two-thirds per cent of the votes entitled to be cast by the holders of all of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder or any Affiliate or Associate of such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         (b) The provisions of Section (a) of this Article 7 shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, which meets all of the conditions specified in either of the following Paragraphs (1) and (2), or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), which meets the conditions specified in the following Paragraph (1):

                  (1) The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder), either specifically or as a transaction which is within an approved category of transactions, by the Board of Directors prior to the date on which the Continuing Directors (as hereinafter defined) comprise less than a majority of the entire Board of Directors.

                  (2) All of the following conditions shall have been met:

                           (A) The aggregate amount of cash and the Fair Market
                  Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:




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                                    (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                                    (ii) the Fair Market Value per share of
                           Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 7 as the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                                    (iii) (if applicable) the price per share
                           equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                           fees) paid by or on behalf of the Interested
                           Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock, to
                           (y) the Fair Market Value per share of Common Stock, on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                           (B) The aggregate amount of cash and the Fair Market
                  Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the higher of the following:

                                    (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any shares of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period




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                           immediately prior to the Announcement Date or (y) in
                           the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                                    (ii)  the Fair Market Value per share of
                           such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                                    (iii) (if applicable) the price per share
                           equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, to
                           (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                                    (iv)  (if applicable) the highest
                           preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.


                  The provisions of this Paragraph (2) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

                           (C) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for

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                  shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

                           (D) After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split, recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock); and (iv) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Capital Stock except as part of the transaction which results in such Interested Shareholder being an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

                           (E) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing the Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                           (F) Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure.

         (c)  The following definitions shall apply with respect to this
Article 7:

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                  (1)  The terms "Affiliate" and "Associate" shall have the
         respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1993 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

                  (2)  A person shall be a "beneficial owner" of any Capital
         Stock:

                           (A) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                           (B) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (C) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

                  (3)  The term "Business Combination" shall mean:

                           (A) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

                           (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Shareholder or any Affiliate or Associate thereof shall directly or indirectly, have any control over or responsibility for management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all such other arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes five per cent of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five per cent of the shareholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity

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                  existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part, except for transactions made in the ordinary course of the Corporation's business, consistent with past practices; or

                           (C) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

                           (D) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                           (E) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (A) to (D).

                  (4) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article 3 of these Articles of Incorporation.

                  (5) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (2)(A) and (2)(B) of Section (b) of this Article 7 shall include the shares of Common Stock and/or the shares of any other class of Capital Stock retained by the holders of such shares.

                  (6) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholders and is recommended or elected to succeed the Continuing Director by the majority of Continuing Directors.

                  (7) The term "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape on the New York Stock Exchange for listed stocks, or if such stock is not quoted on the Composite Tape on the New York Stock Exchange or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Market System of the National Association of Securities Dealers Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date

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         in question of a share of such stock as determined by a nationally recognized investment banking firm selected by a majority of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a nationally recognized investment banking firm selected by a majority of the Continuing Directors.

                  (8) The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

                           (A) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing ten per cent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

                           (B) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten per cent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

         For the purpose of determining whether a person is an Interested Shareholder, the number of shares of Capital Stock deemed to be outstanding shall include shares beneficially owned by such person through application of Paragraph (2) of this Section (c), but shall not include any other shares of Capital Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (9) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                  (10) The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph (8) of this Section
         (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

                  (11) The term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on matters submitted to shareholders of the Corporation generally.

         (d) The Board of Directors shall have the power and duty to determine for the purpose of this Article 7, on the basis of information known to them after reasonable inquiry, all questions arising under this Article 7, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a Proposed Action (as defined in Section (g) of this Article 7) is with, or proposed by, or on behalf of, an Interested

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

Shareholder or an Affiliate or Associate of an Interested Shareholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate
Fair Market Value of $10,000,000 or more, and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

       (e) Nothing contained in this Article 7 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

       (f) The fact that any Business Combination complies with the provisions of Section (b) of this Article 7 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

       (g) For the purposes of this Article 7, a (i) Business Combination, (ii) any proposal to amend or repeal any provision of this Article 7, or (iii) any proposal to amend or repeal any provision of these Articles of Incorporation, or to add any provision to these Articles of Incorporation, which is inconsistent with this Article 7 (collectively "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or a person who thereafter would become such if (1) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Shareholder, would not qualify to serve as a Continuing Director or (2) such Interested Shareholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person a majority of the Continuing Directors make a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

       (h) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or a separate class vote may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal this Article 7 or to add any provision to these Articles of Incorporation inconsistent with this Article 7 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds per cent of the votes entitled to be cast by the holders of all of the outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder and any Affiliate or Associate of such Interested Shareholder; provided, however, that prior to the time such number of persons constituting a quorum of the Board of Directors are nominated by or on behalf of the Interested Shareholder and elected to the Board of Directors, this Section (h) shall not apply to, and such sixty-six and two-thirds per cent vote shall not be required for, any such amendment, repeal or addition recommended by the Board of Directors prior to the date on which the Continuing Directors comprise less than a majority of the Board of Directors.

       (i) The provision of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act" shall not be applicable to the Corporation.

ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. Sec. 55-8-33 (liability for unlawful distributions),
(iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this
Article 8 became effective. As used herein, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this
Article 8.

ARTICLE 9: The name and address of each incorporator is as follows:

              Jerry W. Amos
              BROOKS PIERCE McLENDON
                HUMPHREY & LEONARD, L.L.P.
              P.O. Box 26000
              Greensboro, NC  27420

ARTICLE 10: The number of directors constituting the initial Board of Directors shall be one, and the name of the person who is to serve as the initial director is as follows:

              John H. Maxheim
              1915 Rexford Road
              Charlotte, NC 28211

       These Articles of Incorporation shall be effective upon filing.

Dated: Dec. 13, 1993


                                          /s/ Jerry W. Amos
                                          ----------------------------------
                                          Jerry W. Amos
                                          Incorporator

                             ARTICLES OF AMENDMENT
                                       OF
                       PIEDMONT NATURAL GAS COMPANY, INC.
   (as filed with the Secretary of State of North Carolina on March 7, 1997)


        The undersigned, a North Carolina corporation, hereby submits these Articles of Amendment for the purpose of amending its Articles of
Incorporation:

        1.   The name of the corporation is Piedmont Natural Gas Company, Inc.

        2. The following amendment to the Articles of Incorporation of the corporation was duly adopted by its shareholders on the 28th day of February, 1997 in the manner prescribed by law:

             The first sentence of Articles 3 of the Articles of Incorporation of the corporation is hereby deleted and the following new sentence is inserted in lieu thereof:

             Article 3. The aggregate number of shares of capital stock which the corporation shall have authority to issue is one hundred million one hundred seventy-five thousand (100,175,000), one hundred million (100,000,000) of which shall be common stock, without par value, and one hundred seventy-five thousand (175,000) of which shall be preferred stock, without par value.

        3.   These articles will be effective upon filing.

        This the 5th day of March, 1997.


                              PIEDMONT NATURAL GAS COMPANY, INC.

                              By: /s/ Martin C. Ruegsegger
                                  ---------------------------------------------
                                  Martin C. Ruegsegger
                                  Vice President, Corporate Counsel & Secretary